Marsh 212 345 5000 www.marsh.com

News release	Exhibit 99.1

Marsh reports third quarter 2026 results
•Revenue Growth of 8%; Underlying Revenue Growth of 5%
•GAAP Operating Income Increases 4%; Adjusted Operating Income Increases 6%
•Third Quarter GAAP EPS of $1.69; Adjusted EPS Increases 10% to $2.03
•Nine Months GAAP EPS of $6.68; Adjusted EPS Increases 9% to $8.29

NEW YORK, October 15, 2026 – Marsh (NYSE: MRSH), a global leader in risk, reinsurance and capital, people and investments, and management consulting, today reported financial results for the third quarter ended September 30, 2026.
John Doyle, President and CEO, said: "Marsh delivered a strong third quarter, generating 5% underlying revenue growth and double-digit EPS growth. We also made significant progress in executing our Thrive program and successfully completed our brand transition."
"These results reflect the strength of our market position, the value we deliver to clients, and the commitment of our colleagues around the world."
Consolidated Results
Effective January 14, 2026, the Company updated its brand name from Marsh McLennan to Marsh and the brand names of Marsh and Oliver Wyman Group businesses to Marsh Risk ("Risk") and Marsh Management Consulting ("Management Consulting"), respectively. As a result of the Company's previously announced brand change, results that were previously reported under our Guy Carpenter business will now be reported as "Reinsurance" and results that were previously reported as Mercer will now be reported as "People and Investments". Within People and Investments, results for Wealth will now be reported as "Investments and Retirement", Health will now be reported as "Health and Benefits" and Career will now be reported as "Workforce and Rewards".
Consolidated revenue in the third quarter of 2026 was $6.9 billion, an increase of 8% compared with the third quarter of 2025, or 5% on an underlying basis. Operating income increased 4% to $1.2 billion. Adjusted operating income, which excludes noteworthy items and identified intangible amortization expense as presented in the attached supplemental schedules, rose 6% to $1.5 billion. Net income attributable to the Company was $808 million. Earnings per share were $1.69. Adjusted earnings per share increased 10% to $2.03.

For the nine months ended September 30, 2026, consolidated revenue was $21.9 billion, an increase of 7% on a GAAP basis or 5% on an underlying basis, compared to the prior year period. Operating income was $4.9 billion, a decrease of 3% from the prior year period. Adjusted operating income rose 7% to $6.1 billion. Net income attributable to the Company was $3.2 billion, or $6.68 per diluted share, compared with $6.75 in the first nine months of 2025. Adjusted earnings per share increased 9% to $8.29.
Risk and Insurance Services
Risk and Insurance Services revenue was $4.2 billion in the third quarter of 2026, an increase of 7%, or 3% on an underlying basis. Operating income decreased 1% to $745 million, while adjusted operating income increased 4% to $1.0 billion. For the nine months ended September 30, 2026, revenue was $14.1 billion, an increase of 6%, or 3% on an underlying basis. Operating income decreased 7% to $3.5 billion, and adjusted operating income increased 5% to $4.6 billion.
Risk's revenue in the third quarter of 2026 was $3.7 billion, an increase of 10%, or 5% on an underlying basis. In U.S./Canada, underlying revenue growth was 4%. In International, underlying revenue growth was 6%, and included 7% growth in EMEA, 4% growth in Asia Pacific, and flat in Latin America. For the nine months ended September 30, 2026, Risk’s underlying revenue growth was 4%.
Reinsurance's revenue in the third quarter was $374 million, a decrease of 6%, on both a GAAP and underlying basis. For the nine months ended September 30, 2026, Reinsurance's revenue decreased 1% on an underlying basis.
Consulting
Consulting revenue was $2.7 billion in the third quarter of 2026, an increase of 9%, or 8% on an underlying basis. Operating income increased 12% to $563 million, while adjusted operating income increased 9% to $593 million. For the nine months ended September 30, 2026, revenue was $7.8 billion, an increase of 10%, or 7% on an underlying basis. Operating income rose 13% to $1.6 billion, and adjusted operating income increased 11% to $1.7 billion.
People and Investments' revenue in the third quarter was $1.7 billion, an increase of 6%, or 5% on an underlying basis. Investments and Retirement revenue grew 8%, Health and Benefits revenue increased 5%, and Workforce and Rewards revenue decreased 1%, all on an underlying basis. For the nine months ended September 30, 2026, People and Investments’ revenue was $4.9 billion, an increase of 5% on an underlying basis.
Management Consulting's revenue in the third quarter of 2026 was $1.0 billion, an increase of 14% on both a GAAP and underlying basis. For the nine months ended September 30, 2026, Management Consulting’s revenue was $2.9 billion, an increase of 11% on an underlying basis.
Other Items
The Company repurchased approximately 2.7 million shares of stock for $500 million in the third quarter of 2026. Through nine months ended September 30, 2026, the Company has repurchased 11.4 million shares of stock for $2.0 billion.
In the third quarter of 2026, the Company repaid 550 million of Euro-denominated senior notes that matured in September.

Conference Call
A conference call to discuss third quarter 2026 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marsh.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh
Marsh (NYSE: MRSH) is a global leader in risk, reinsurance and capital, people and investments, and management consulting, advising clients in 130 countries. With annual revenue of $27 billion and more than 95,000 colleagues, Marsh helps build the confidence to thrive through the power of perspective. For more information, visit marsh.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical, macroeconomic and other external factors, including the conflict in the Middle East and other wars and global conflicts, social unrest, tariffs or changes in trade policies, slower GDP growth or recession, fluctuations in foreign exchange rates, lower interest rates, capital markets volatility, inflation, changes in insurance premium rates and extreme weather events;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, including those enabled or enhanced by artificial intelligence, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures and market changes in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•our ability to fully realize the opportunities and efficiencies from the Thrive program, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams; and
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment.
The factors identified above are not exhaustive. Marsh and its consolidated subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$6,863	$6,351	$21,864	$20,386
Expense:
Compensation and benefits	4,078	3,894	12,349	11,639
Other operating expenses	1,570	1,287	4,647	3,743
Operating expenses	5,648	5,181	16,996	15,382
Operating income	1,215	1,170	4,868	5,004
Other net benefit credits	48	52	148	143
Interest income	10	10	29	34
Interest expense	(248)	(237)	(738)	(725)
Investment income	8	15	9	27
Income before income taxes	1,033	1,010	4,316	4,483
Income tax expense	221	253	1,027	1,083
Net income before non-controlling interests	812	757	3,289	3,400
Less: Net income attributable to non-controlling interests	4	10	69	61
Net income attributable to the Company	$808	$747	$3,220	$3,339
Net income per share attributable to the Company:
- Basic	$1.70	$1.52	$6.71	$6.79
- Diluted	$1.69	$1.51	$6.68	$6.75
Average number of shares outstanding:
- Basic	476	491	480	492
- Diluted	479	494	482	495
Shares outstanding at September 30	475	490	475	490

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Risk and Insurance Services
Risk	$3,726	$3,400	10%	—	5%	5%
Reinsurance	374	398	(6)%	—	—	(6)%
Subtotal	4,100	3,798	8%	—	4%	4%
Fiduciary Interest Income	100	109
Total Risk and Insurance Services	4,200	3,907	7%	—	4%	3%
Consulting
People and Investments	1,672	1,579	6%	—	1%	5%
Management Consulting	1,013	886	14%	—	1%	14%
Total Consulting	2,685	2,465	9%	—	1%	8%
Corporate Eliminations	(22)	(21)
Total Revenue	$6,863	$6,351	8%	—	3%	5%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Risk:
EMEA	$994	$813	22%	(1)%	16%	7%
Asia Pacific	384	361	6%	1%	1%	4%
Latin America	147	137	7%	7%	1%	—
Total International	1,525	1,311	16%	—	10%	6%
U.S./Canada	2,201	2,089	5%	—	1%	4%
Total Risk	$3,726	$3,400	10%	—	5%	5%
People and Investments:
Investments and Retirement	$762	$705	8%	1%	(1)%	8%
Health and Benefits	578	555	4%	—	(1)%	5%
Workforce and Rewards	332	319	4%	(1)%	6%	(1)%
Total People and Investments	$1,672	$1,579	6%	—	1%	5%

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Risk and Insurance Services
Risk	$11,523	$10,702	8%	1%	2%	4%
Reinsurance	2,278	2,281	—	1%	—	(1)%
Subtotal	13,801	12,983	6%	1%	2%	3%
Fiduciary Interest Income	273	311
Total Risk and Insurance Services	14,074	13,294	6%	1%	2%	3%
Consulting
People and Investments	4,931	4,573	8%	2%	1%	5%
Management Consulting	2,914	2,577	13%	1%	1%	11%
Total Consulting	7,845	7,150	10%	2%	1%	7%
Corporate Eliminations	(55)	(58)
Total Revenue	$21,864	$20,386	7%	1%	1%	5%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2026	2025
Risk:
EMEA	$3,265	$2,878	13%	3%	5%	6%
Asia Pacific	1,192	1,105	8%	2%	1%	5%
Latin America	436	393	11%	7%	1%	3%
Total International	4,893	4,376	12%	3%	3%	5%
U.S./Canada	6,630	6,326	5%	—	1%	4%
Total Risk	$11,523	$10,702	8%	1%	2%	4%
People and Investments:
Investments and Retirement	$2,254	$2,060	9%	3%	—	7%
Health and Benefits	1,850	1,757	5%	1%	(1)%	5%
Workforce and Rewards	827	756	9%	1%	9%	(1)%
Total People and Investments	$4,931	$4,573	8%	2%	1%	5%

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)
Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.
The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items and identified intangible amortization expense from the Company's GAAP operating income (loss). The following tables reconcile adjusted operating income (loss) to GAAP operating income (loss) on a consolidated and reportable segment basis for the three and nine months ended September 30, 2026 and 2025. The following tables also present adjusted operating margin. For the three and nine months ended September 30, 2026 and 2025, adjusted operating margin is calculated by dividing the sum of adjusted operating income by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2026
Operating income (loss)	$745	$563	$(93)	$1,215
Operating margin	17.8%	21.0%	N/A	17.7%
Add (deduct) impact of noteworthy items:
Restructuring (a)	44	10	25	79
Changes in contingent and deferred consideration (b)	11	1	—	12
McGriff integration and retention related costs	33	—	2	35
Greensill litigation (c)	144	—	—	144
Legal matter (d)	30	—	—	30
Gain on consolidation of entity (e)	(126)	—	—	(126)
Acquisition and disposition related gains	(1)	(1)	(2)	(4)
Total noteworthy items	135	10	25	170
Identified intangible amortization expense	122	20	—	142
Operating income adjustments	257	30	25	312
Adjusted operating income (loss)	$1,002	$593	$(68)	$1,527
Adjusted operating margin	24.6%	22.1%	N/A	22.7%

Three Months Ended September 30, 2025
Operating income (loss)	$750	$501	$(81)	$1,170
Operating margin	19.2%	20.3%	N/A	18.4%
Add (deduct) impact of noteworthy items:
Restructuring (a)	20	18	8	46
Changes in contingent and deferred consideration (b)	32	2	—	34
McGriff integration and retention related costs	50	—	2	52
Acquisition related costs	—	7	—	7
Acquisition and disposition related gains	(3)	—	—	(3)
Total noteworthy items	99	27	10	136
Identified intangible amortization expense	116	17	—	133
Operating income adjustments	215	44	10	269
Adjusted operating income (loss)	$965	$545	$(71)	$1,439
Adjusted operating margin	24.7%	22.1%	N/A	22.7%

(a)Primarily reflects costs related to the Company's three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The program will generate savings from process and automation efficiencies and optimization of our global operating model.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects settlement and legal expenses related to the Greensill litigation, net of insurance recoveries.
(d)Legal costs related to a restrictive covenant litigation against a competitor.
(e)Reflects gain from the fair value remeasurement of the Company's previously held equity method investment in Deasterra Partners upon the Company's acquisition of the remaining 60% ownership share. The gain is included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2026
Operating income (loss)	$3,534	$1,590	$(256)	$4,868
Operating margin	25.1%	20.3%	N/A	22.3%
Add (deduct) impact of noteworthy items:
Restructuring (a)	110	31	41	182
Change in contingent and deferred consideration (b)	37	6	—	43
McGriff integration and retention related costs	116	—	8	124
Legal matter (d)	38	—	—	38
Greensill litigation (e)	569	—	—	569
Gain on consolidation of entity (f)	(126)	—	—	(126)
Acquisition and disposition related gains	(1)	(6)	(2)	(9)
Total noteworthy items	743	31	47	821
Identified intangible amortization expense	360	57	—	417
Operating income adjustments	1,103	88	47	1,238
Adjusted operating income (loss)	$4,637	$1,678	$(209)	$6,106
Adjusted operating margin	33.2%	21.4%	N/A	28.1%

Nine Months Ended September 30, 2025
Operating income (loss)	$3,806	$1,413	$(215)	$5,004
Operating margin	28.6%	19.8%	N/A	24.5%
Add (deduct) impact of noteworthy items:
Restructuring (a)	51	32	13	96
Change in contingent and deferred consideration (b)	62	9	—	71
McGriff integration and retention related costs	164	—	2	166
Acquisition related costs (c)	7	12	—	19
Acquisition and disposition related gains (g)	(31)	(6)	—	(37)
Total noteworthy items	253	47	15	315
Identified intangible amortization expense	357	55	—	412
Operating income adjustments	610	102	15	727
Adjusted operating income (loss)	$4,416	$1,515	$(200)	$5,731
Adjusted operating margin	33.3%	21.2%	N/A	28.2%

(a)Primarily reflects costs related to the Company's three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The program will generate savings from process and automation efficiencies and optimization of our global operating model.
(b)Reflects change in fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one time acquisition and disposition related retention and other costs.
(d)Legal costs related to a restrictive covenant litigation against a competitor.
(e)Reflects settlement and legal expenses related to the Greensill litigation, net of insurance recoveries.
(f)Reflects gain from the fair value remeasurement of the Company's previously held equity method investment in Deasterra Partners upon the Company's acquisition of the remaining 60% ownership share. The gain is included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.
(g)Risk and Insurance Services in 2025 includes a gain on the sale of a business and a gain on the remeasurement of an investment. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and nine months ended September 30, 2026 and 2025.

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$812			$757
Less: Non-controlling interest, net of tax		4			10
Subtotal		$808	$1.69		$747	$1.51
Operating income adjustments	$312			$269
Other net benefit credits	(48)			(52)
Investments adjustment	(1)			(1)
Income tax effect of adjustments (a)	(99)			(52)
		164	0.34		164	0.34
Adjusted income, net of tax		$972	$2.03		$911	$1.85

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$3,289			$3,400
Less: Non-controlling interest, net of tax		69			61
Subtotal		$3,220	$6.68		$3,339	$6.75
Operating income adjustments	$1,238			$727
Other net benefit credits	(148)			(143)
Investments adjustment	(3)			(2)
Income tax effect of adjustments (a)	(310)			(148)
		777	1.61		434	0.88
Adjusted income, net of tax		$3,997	$8.29		$3,773	$7.63

(a)For items with an income tax impact, the tax effect was calculated using an estimated effective tax rate for each item based on jurisdiction with a blended rate for items occurring in multiple jurisdictions.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30
(Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Consolidated
Compensation and benefits	$4,078	$3,894	$12,349	$11,639
Other operating expenses	1,570	1,287	4,647	3,743
Total expenses	$5,648	$5,181	$16,996	$15,382

Depreciation and amortization expense	$89	$91	$268	$270
Identified intangible amortization expense	142	133	417	412
Total	$231	$224	$685	$682

Risk and Insurance Services
Compensation and benefits	$2,521	$2,424	$7,710	$7,337
Other operating expenses	934	733	2,830	2,151
Total expenses	$3,455	$3,157	$10,540	$9,488

Depreciation and amortization expense	$50	$52	$151	$153
Identified intangible amortization expense	122	116	360	357
Total	$172	$168	$511	$510

Consulting
Compensation and benefits	$1,523	$1,429	$4,522	$4,190
Other operating expenses	599	535	1,733	1,547
Total expenses	$2,122	$1,964	$6,255	$5,737

Depreciation and amortization expense	$26	$25	$75	$74
Identified intangible amortization expense	20	17	57	55
Total	$46	$42	$132	$129

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,842	$2,687
Cash and cash equivalents held in a fiduciary capacity	12,273	11,473
Net receivables	8,548	7,670
Other current assets	1,444	1,370
Total current assets	24,107	23,200

Goodwill and intangible assets	29,117	29,083
Fixed assets, net	815	829
Pension related assets	2,301	2,140
Right of use assets	1,414	1,460
Deferred tax assets	195	212
Other assets	1,857	1,786
TOTAL ASSETS	$59,806	$58,710

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,644	$1,267
Accounts payable and accrued liabilities	3,583	3,652
Accrued compensation and employee benefits	3,329	3,962
Current lease liabilities	324	333
Accrued income taxes	485	373
Dividends payable	471	—
Fiduciary liabilities	12,273	11,473
Total current liabilities	22,109	21,060

Long-term debt	18,889	18,320
Pension, post-retirement and post-employment benefits	693	786
Long-term lease liabilities	1,475	1,529
Liabilities for errors and omissions	281	288
Other liabilities	1,449	1,412

Total equity	14,910	15,315
TOTAL LIABILITIES AND EQUITY	$59,806	$58,710

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating cash flows:
Net income before non-controlling interests	$3,289	$3,400
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	685	682
Non-cash lease expense	223	219
Gain on consolidation of entity	(126)	(13)
Share-based compensation expense	329	305
Net (gain) on investments, disposition of assets and other	(52)	(26)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(639)	(610)
Provision for taxes, net of payments and refunds	69	197
Net receivables	(872)	(388)
Other changes to assets and liabilities	(131)	(196)
Contributions to pension and other benefit plans in excess of current year credit	(210)	(190)
Operating lease liabilities	(252)	(249)
Net cash provided by (used for) operations	2,313	3,131
Financing cash flows:
Purchase of treasury shares	(2,016)	(1,002)
Net proceeds from issuance of commercial paper	1,623	—
Proceeds from issuance of debt	595	—
Repayments of debt	(1,247)	(514)
Payment to acquire non-controlling interest	(54)	—
Net issuance of common stock from treasury shares	(6)	64
Net distributions of non-controlling interests and deferred/contingent consideration	(174)	(110)
Dividends paid	(1,354)	(1,255)
Change in fiduciary liabilities	869	231
Net cash provided by (used for) financing activities	(1,764)	(2,586)
Investing cash flows:
Capital expenditures	(215)	(186)
Purchases of long-term investments and other	(34)	(23)
Sales of long-term investments	3	96
Dispositions	16	15
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(263)	(224)
Net cash provided by (used for) investing activities	(493)	(322)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(101)	615
Increase (Decrease) in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(45)	838
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	14,160	13,674
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$14,115	$14,512

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at September 30,	2026	2025
(In millions)
Cash and cash equivalents	$1,842	$2,511
Cash and cash equivalents held in a fiduciary capacity	12,273	12,001
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$14,115	$14,512

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2026				2025
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Risk	$3,726	$(2)	$(170)	$3,554	$3,400	$(3)	$3,397
Reinsurance	374	(1)	—	373	398	—	398
Subtotal	4,100	(3)	(170)	3,927	3,798	(3)	3,795
Fiduciary Interest Income	100	—	—	100	109	—	109
Total Risk and Insurance Services	4,200	(3)	(170)	4,027	3,907	(3)	3,904
Consulting
People and Investments	1,672	(6)	(20)	1,646	1,579	(9)	1,570
Management Consulting	1,013	3	(11)	1,005	886	1	887
Total Consulting	2,685	(3)	(31)	2,651	2,465	(8)	2,457
Corporate Eliminations	(22)	—	—	(22)	(21)	—	(21)
Total Revenue	$6,863	$(6)	$(201)	$6,656	$6,351	$(11)	$6,340
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2026				2025
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk:
EMEA	$994	$8	$(141)	$861	$813	$(10)	$803
Asia Pacific	384	(3)	(3)	378	361	2	363
Latin America	147	(9)	—	138	137	1	138
Total International	1,525	(4)	(144)	1,377	1,311	(7)	1,304
U.S./Canada	2,201	2	(26)	2,177	2,089	4	2,093
Total Risk	$3,726	$(2)	$(170)	$3,554	$3,400	$(3)	$3,397
People and Investments:
Investments and Retirement	$762	$(7)	$(6)	$749	$705	$(10)	$695
Health and Benefits	578	(1)	(2)	575	555	(5)	550
Workforce and Rewards	332	2	(12)	322	319	6	325
Total People and Investments	$1,672	$(6)	$(20)	$1,646	$1,579	$(9)	$1,570

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2026				2025
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Risk	$11,523	$(138)	$(239)	$11,146	$10,702	$(25)	$10,677
Reinsurance	2,278	(27)	(1)	2,250	2,281	(12)	2,269
Subtotal	13,801	(165)	(240)	13,396	12,983	(37)	12,946
Fiduciary Interest Income	273	(2)	—	271	311	—	311
Total Risk and Insurance Services	14,074	(167)	(240)	13,667	13,294	(37)	13,257
Consulting
People and Investments	4,931	(97)	(72)	4,762	4,573	(28)	4,545
Management Consulting	2,914	(33)	(16)	2,865	2,577	1	2,578
Total Consulting	7,845	(130)	(88)	7,627	7,150	(27)	7,123
Corporate Eliminations	(55)	—	—	(55)	(58)	—	(58)
Total Revenue	$21,864	$(297)	$(328)	$21,239	$20,386	$(64)	$20,322
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2026				2025
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk:
EMEA	$3,265	$(83)	$(152)	$3,030	$2,878	$(20)	$2,858
Asia Pacific	1,192	(25)	(11)	1,156	1,105	—	1,105
Latin America	436	(28)	—	408	393	2	395
Total International	4,893	(136)	(163)	4,594	4,376	(18)	4,358
U.S./Canada	6,630	(2)	(76)	6,552	6,326	(7)	6,319
Total Risk	$11,523	$(138)	$(239)	$11,146	$10,702	$(25)	$10,677
People and Investments:
Investments and Retirement	$2,254	$(62)	$(22)	$2,170	$2,060	$(30)	$2,030
Health and Benefits	1,850	(25)	(5)	1,820	1,757	(18)	1,739
Workforce and Rewards	827	(10)	(45)	772	756	20	776
Total People and Investments	$4,931	$(97)	$(72)	$4,762	$4,573	$(28)	$4,545

Note: Amounts in the tables above are rounded to whole numbers.